UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street New York, New York 10270
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
     On May 20, 2008, American International Group, Inc. (“AIG”) closed the sale of $4,000,000,000 of AIG’s 8.175% Series A-6 Junior Subordinated Debentures (the “Series A-6 Junior Subordinated Debentures”) offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.
     In connection with the closing of the transaction, AIG entered into a Replacement Capital Covenant (the “RCC”), whereby AIG agrees for the benefit of the holders of its 6.25% Notes due 2036 (CUSIP No. 026874AZ0), that neither it nor any of its subsidiaries will repay, redeem or purchase the Series A-6 Junior Subordinated Debentures at any time prior to May 15, 2068, unless it has received qualifying proceeds from the sale of certain replacement capital securities as set forth in the RCC. A copy of the RCC is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Replacement Capital Covenant, dated May 20, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: May 20, 2008	By: /s/ Kathleen E. Shannon Name: Kathleen E. Shannon Title: Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Replacement Capital Covenant, dated May 20, 2008